UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 6, 2009
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	1-12358 (Commission File Number)	59-7007599 (IRS Employer Identification Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20707 (Commission File Number)	63-1098468 (IRS Employer Identification Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On April 6, 2009, Colonial Properties Trust (“Colonial”) and Colonial Realty Limited Partnership (“Colonial Realty”, and together with Colonial, the “Company”) issued a press release in which, among other things, Colonial provided updated full-year 2009 guidance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained therein regarding updated full-year 2009 guidance under the heading “Updated 2009 EPS and FFO Per Share Guidance” is incorporated by reference herein. Such information shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) or incorporated by reference in any registration statement filed by Colonial under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.
     In addition, in its April 6, 2009 press release, the Company (i) announced the commencement by Colonial Realty of a cash tender offer for up to $175.0 million of certain series of Colonial Realty’s outstanding notes and (ii) provided an update on other 2009 developments, as described in the attached press release. The information contained in the attached press release regarding the commencement of the tender offer and the information under the heading “Other 2009 Developments” is incorporated by reference herein.
*     *     *
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this Current Report on Form 8-K.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
This Current Report on Form 8-K is being furnished on behalf of Colonial Properties Trust and Colonial Realty Limited Partnership to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to Colonial Properties Trust only, Colonial Realty Limited Partnership only or both Colonial Properties Trust and Colonial Realty Limited Partnership, as applicable.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Attached as exhibits to this form are the documents listed below:

Exhibit	Document
99.1	Press release dated April 6, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: April 6, 2009	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP By: Colonial Properties Trust, its general partner
Date: April 6, 2009	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 6, 2009.